Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, the “Company” refers to Waitr Holdings Inc. and its subsidiaries after the closing of the business combination between Waitr Incorporated (“Waitr”) and Landcadia Holdings, Inc. (“Landcadia”) (the “Landcadia business combination”) and Landcadia prior to the closing of the Landcadia business combination.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives pro forma effect to the acquisition of BiteSquad.com, LLC (“Bite Squad”), Amendment No. 1 to Credit and Guaranty Agreement, dated as of January 17, 2019, by and among Waitr Inc., as borrower, Waitr Intermediate Holdings, LLC, the various lenders party thereto and Luxor Capital Group, LP, as administrative agent and collateral agent (the “Credit and Guaranty Agreement Amendment”), pursuant to which Waitr Inc. borrowed $42.1 million of term loans (the “Additional Term Loans”) and the issuance of 325,000 shares of common stock of the Company to the lenders under the Credit and Guaranty Agreement Amendment in a private placement in connection with entering into the Credit and Guaranty Agreement Amendment (the “Credit Agreement Amendment Shares”), as if they had been completed on December 31, 2018. The Landcadia business combination was completed prior to December 31, 2018, and as a result it is already reflected in the Company’s historical consolidated balance sheet as of such date. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2018 gives pro forma effect to the Landcadia business combination, the acquisition of Bite Squad, the Credit and Guaranty Agreement, dated November 15, 2018, by and among Waitr Inc., as borrower, Waitr Intermediate Holdings, LLC, the various lenders party thereto and Luxor Capital Group, LP, as administrative agent and collateral agent (the “Credit and Guaranty Agreement”), pursuant to which Waitr Inc. borrowed $25.0 million in term loans (the “Original Term Loans,” together with the Additional Term Loans, the “Term Loans”), the issuance of warrants exercisable for 384,615 shares of common stock of the Company to lenders under the Credit and Guaranty Agreement in connection with entering into the Credit and Guaranty Agreement (the “Warrant Issuance”), the Credit and Guaranty Agreement Amendment, the Credit Agreement Amendment Shares, the Credit Agreement, dated November 15, 2018, by and among the Company, the lenders party thereto and Luxor Capital Group, LP, as administrative agent (the “Convertible Notes Agreement”), pursuant to which the Company issued $60.0 million of unsecured convertible promissory notes (the “Notes”) and Amendment No. 1 to Credit Agreement, dated as of January 17, 2019, among the Company, the lenders party thereto and Luxor Capital Group, LP, as administrative agent (the “Convertible Notes Amendment” and together with the Credit and Guaranty Agreement, the Warrant Issuance, the Credit and Guaranty Agreement Amendment, the Credit Agreement Amendment Shares and the Convertible Notes Agreement, the “Debt Financings”) as if they had been completed on January 1, 2018.

The pro forma condensed combined financial statements are prepared in conformity with the Securities and Exchange Commission (“SEC”), Regulation S-X: Article 3, Rule 3-05, Financial Statements of Businesses Acquired or to be Acquired and Article 11, Pro forma Financial Information. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading. The pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Landcadia business combination, the acquisition of Bite Squad and the Debt Financings occurred on the dates indicated. The pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from, and should be read in conjunction with, the audited financial statements of the Company as of and for the twelve months ended December 31, 2018 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019 (the “2018 Form 10-K”), which are incorporated by reference herein. The historical financial information of Bite Squad was derived from, and should be read in conjunction with, the audited consolidated financial statements of Bite Squad as of and for the twelve months ended December 31, 2018 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K to which this Exhibit is attached (this “Form 8-K”), which are incorporated by reference herein. This information should be read together with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Company’s 2018 Form 10-K, which is incorporated by reference herein, and “Bite Squad Management’s Discussion and Analysis of Financial Condition and Results of Operations,” attached as Exhibit 99.3 to this Form 8-K, which is incorporated by reference herein.

The Landcadia business combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Landcadia has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Landcadia business combination was treated as the equivalent of Waitr issuing stock for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Landcadia business combination are those of Waitr.

Waitr was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	the post-combination company’s board of directors consisted of seven directors. Waitr had control of the Chairmanship and appointed four of the seven Board members;

•	Waitr held C-suite management roles for the post-combination company;

•	from a revenue and business operation standpoint, Waitr was the larger entity in terms of relative size;

•	Waitr’s then-current Lake Charles, LA headquarters became the headquarters of the post-combination company;

•	the post-combination company assumed Waitr’s name;

•	the Company’s shares of common stock and warrants began trading on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively;

•	the intended strategy of the post-combination entity was Waitr’s then-current strategy of partnering with local independent restaurants and regional and national chains in underserved markets; and

•

other factors were considered, including the fact that the Landcadia stockholder group had the greatest voting interest. However, Waitr holding the C-suite management roles for the post-combination company, in addition to its ability to appoint 4 of the 7 Board members significantly decreased the ability of Landcadia stockholders to control on voting interest alone. Additionally, the Landcadia stockholder group held only a slight majority with 57.8% of the voting interest.

Following the Landcadia business combination, the Company completed the acquisition of Bite Squad pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 11, 2018, by and among the Company, Bite Squad and Wingtip Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company. The acquisition of Bite Squad was considered a business combination in accordance with ASC 805, and will be accounted for using the acquisition method. The Company will record the fair value of assets acquired and liabilities assumed from Bite Squad.  Any consideration paid in excess of fair value of assets acquired and liabilities assumed will be attributed to goodwill.

Description of the Bite Squad acquisition

The consideration for the acquisition of Bite Squad consisted of (i) an aggregate of $192.9 million payable in cash, subject to adjustments, and (ii) an aggregate of 10,591,968 shares of the Company’s common stock, par value $0.0001 per share. The following represents the aggregate consideration:

(in thousands)	As of December 31, 2018
Shares transferred at Closing	10,592
Value per share (1)	$10.00
Total Share Consideration	$105,920
Plus: Cash Transferred to Bite Squad members	192,949
Total Cash and Share Consideration - at Closing	$298,869
(1)

Value represents the Reference Price as defined in the Merger Agreement. The closing share price on the date of the consummation of the transaction was $11.95. As the acquisition of Bite Squad was accounted for as a business combination, total consideration reflected in the unaudited pro forma condensed combined balance sheet was calculated using the share price on the date of closing of the acquisition of Bite Squad. For additional information, see footnote (B) to Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet.

The following summarizes the pro forma common shares outstanding as of December 31, 2018:

	Shares	%
Waitr Holdings Inc. Common Stock at December 31, 2018	54,035,538	83%
Credit Agreement Amendment Shares	325,000	1%
Bite Squad Merger Consideration shares	10,591,968	16%
Pro Forma Common Stock at December 31, 2018	64,952,506	100%

The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 and the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2018 are based on the historical financial statements of the Company included in the Company’s 2018 Form 10-K and incorporated by reference herein and the historical financial statements of Bite Squad attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments that are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

	As of December 31, 2018						As of December 31, 2018
	Waitr (Historical)	Bitesquad (Historical) (E)	Debt Financing Adjustments		Bitesquad Transaction Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$209,340	$17,088	$41,705	(A)	$(192,949)	(B)	$54,982
					(12,705)	(G)
					(7,497)	(H)
Accounts receivable, net	3,687	3,988					7,675
Capitalized contract costs, current	1,869	-					1,869
Prepaid expenses and other current assets	4,548	1,391					5,939
TOTAL CURRENT ASSETS	219,444	22,467	41,705		(213,151)		70,465
Property and equipment, net	4,551	909			(909)	(I)	4,551
Capitalized contract costs, current	827	-					827
Goodwill	1,408	37,131			180,008	(C)	218,547
Intangible assets, net	261	-			107,000	(D)	107,261
Other noncurrent assets	61	1,822			(1,416)	(I)	467
TOTAL ASSETS	$226,552	$62,329	$41,705		$71,532		$402,118
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
CURRENT LIABILITIES:
Accounts payable	$1,827	$807					$2,634
Gratuities payable	790	-					790
Accrued payroll	2,265	3,792					6,057
Short-term loan	658	-					658
Deferred revenue, current	3,314	-					3,314
Income tax payable	25	-					25
Other current liabilities	4,716	20,130			(9,536)	(G)	19,285
					4,000	(H)
					(25)	(I)
TOTAL CURRENT LIABILITIES	13,595	24,729	-		(5,561)		32,763
Long-term debt	80,985		37,821	(A)			118,806
Accrued workers' compensation liability	908	-					908
Deferred revenue, noncurrent	1,356	-					1,356
Other noncurrent liabilities	217	3,522			(2,784)	(G)	217
					(738)	(I)
TOTAL LIABILITIES	97,061	28,251	37,821		(9,083)		154,050
STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value	5	-			1	(B)	6
Additional paid in capital	200,417	34,078	3,884	(A)	(34,078)	(F)	330,875
					126,574	(B)
Accumulated deficit	(70,931)	-			(385)	(G)	(82,813)
					(11,497)	(H)
TOTAL STOCKHOLDERS' EQUITY	129,491	34,078	3,884		80,615		248,068
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$226,552	$62,329	$41,705		$71,532		$402,118

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Twelve Months Ended December 31, 2018								Twelve Months Ended December 31, 2018
	Waitr (Historical)	Bitesquad (Historical)	Pro Forma Adjustments		Debt Financing Adjustments		Bitesquad Transaction Adjustments		Pro Forma Combined

REVENUE	$69,273	$83,369	$-		$-		$-		$152,642
COSTS AND EXPENSES:
Operations and support	51,428	57,298	64	(HH)					108,730
			(60)	(FF)
Sales and marketing	15,695	15,494	26	(II)					29,897
			(1,318)	(FF)
Research and development	3,913	2,880	44	(HH)					6,009
			(828)	(FF)
General and administrative	31,148	12,248	691	(EE)					31,576
			(13,217)	(FF)
			9	(HH)
			697	(JJ)
Depreciation and amortization	1,223	106	-				18,175	(GG)	19,504
Related party expenses	-	415	-						415
Loss on disposal of assets	9	-	-						9
TOTAL COSTS AND EXPENSES	103,416	88,441	(13,892)		-		18,175		196,140
LOSS FROM OPERATIONS	(34,143)	(5,072)	13,892		-		(18,175)		(43,498)
OTHER EXPENSES (INCOME) AND (GAINS), NET
Interest expense (income), net	1,416	617	(1,365)	(BB)	6,791	(DD)			7,459
Gain on derivative	(337)	-	337	(CC)					-
Gain on debt extinguishment	(486)	-	486	(CC)					-
Other expenses (income)	2	(764)	-						(762)
NET LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(34,738)	(4,925)	14,434		(6,791)		(18,175)		(50,195)
Income tax expense (benefit)	(427)	61	472	(AA)	-				106
NET LOSS	$(34,311)	$(4,986)	$13,962		$(6,791)		$(18,175)		$(50,301)

LOSS PER SHARE:
Basic and diluted	$(2.18)	$-							$(0.77)
Weighted average shares of common stock outstanding – basic and diluted	15,745,065	-							64,952,506

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The business combination between Landcadia and Waitr was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Landcadia has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Landcadia business combination was treated as the equivalent of Waitr issuing stock for the net assets of Landcadia, accompanied by a recapitalization. The net assets of Landcadia were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Landcadia business combination are those of Waitr.

The acquisition of Bite Squad was considered a business combination in accordance with ASC 805, and will be accounted for using the acquisition method. The Company will record the fair value of assets acquired and liabilities assumed from Bite Squad.  Any consideration paid in excess of fair value of assets acquired and liabilities assumed will be attributed to goodwill.

The following is a preliminary estimate of the purchase consideration paid to effect the acquisition of Bite Squad (in thousands):

Shares transferred at closing	10,592
Value per share	$11.95
Total share consideration	126,574
Plus: Cash transferred to Bite Squad members	192,949
Total merger consideration	$319,523
Cash and cash equivalents	17,088
Settlement due from credit card processors	2,819
Accounts receivable	1,169
Inventory	858
Prepaid expenses & other	532
Intangible assets, net	107,000
Loans receivable	240
Other noncurrent assets	166
Restaurant food liability	(6,201)
Accounts payable	(807)
Accrued payroll	(3,792)
Accrued taxes	(1,111)
Other accruals	(3,257)
Convertible notes, net	(8,042)
Current portion of notes payable	(1,494)
Notes payable	(2,352)
Contingent consideration	(432)
Total assets acquired and liabilities assumed	102,384
Goodwill	$217,139

The Company has made preliminary purchase price allocations based on currently available information. The final determination of the fair value of assets acquired and liabilities assumed is expected to be completed as soon as practicable.

The unaudited pro forma condensed combined balance sheet as of December 31, 2018 gives pro forma effect to the acquisition of Bite Squad and the Credit and Guaranty Agreement Amendment as if they had been completed on December 31, 2018. The Landcadia business combination was completed prior to December 31, 2018, and as a result it is already reflected in the Company’s historical consolidated balance sheet as of such date.  The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2018 gives pro forma effect to the Landcadia business combination, the acquisition of Bite Squad, and the Debt Financings (including the Credit and Guaranty Agreement Amendment) as if they had been completed on January 1, 2018.

The unaudited pro forma condensed combined balance sheet as of December 31, 2018 has been prepared using, and should be read in conjunction with, the following:

•

The Company’s audited consolidated balance sheet as of December 31, 2018 and the related notes for the period ended December 31, 2018 included in the Company’s 2018 Form 10-K, which is incorporated by reference herein; and

•

Bite Squad’s audited consolidated balance sheet as of December 31, 2018 and the related notes for the period ended December 31, 2018 attached as Exhibit 99.1 to this Form 8-K, which is incorporated by reference herein.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2018 has been prepared using, and should be read in conjunction with, the following:

•

The Company’s audited statement of operations for the twelve months ended December 31, 2018 and the related notes for the period ended December 31, 2018 included in the Company’s 2018 Form 10-K, which is incorporated by reference herein; and

•

Bite Squad’s audited statement of operations for the twelve months ended December 31, 2018 and the related notes for the period ended December 31, 2018 attached as Exhibit 99.1 to this Form 8-K, which is incorporated by reference herein.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments and the preliminary allocation of gross consideration transferred. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Landcadia business combination or acquisition of Bite Squad.

The pro forma adjustments reflecting the consummation of the Landcadia business combination, the acquisition of Bite Squad, and the Debt Financings are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible that the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Landcadia business combination, the acquisition of Bite Squad and the Debt Financings based on information available to management at the time, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Landcadia business combination, the acquisition of Bite Squad and the Debt Financings taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Company’s 2018 Form 10-K, which are incorporated by reference herein and the historical financial statements and notes thereto of Bite Squad attached as Exhibit 99.1 to this Form 8-K, which are incorporated by reference herein.

2. Accounting Policies

Subsequent to the Landcadia business combination and the acquisition of Bite Squad, management began performing a comprehensive review of the three entities’ accounting policies, which is ongoing. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Landcadia business combination, the acquisition of Bite Squad and the Debt Financings and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Landcadia business combination, the acquisition of Bite Squad and the Debt Financings, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the post-combination company. Waitr, Bite Squad and Landcadia have not had any historical relationship prior to the Landcadia business combination and the acquisition of Bite Squad. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma provision for income taxes presented in the unaudited pro forma condensed combined statement of operations does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Landcadia business combination and acquisition of Bite Squad occurred on January 1, 2018.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2018 are as follows:

(A)

Reflects adjustments related to the Credit and Guaranty Agreement Amendment and the Additional Term Loans. In connection with the Additional Term Loans, the Company issued the Credit Agreement Amendment Shares to the lenders under the Credit and Guaranty Agreement Amendment, in a private placement.

(B)	Reflects consideration of $192.9 million of cash and 10,591,968 shares of common stock of the Company valued at $11.95 per share, par value $0.0001 per share.
(C)	Represents the estimated adjustment to goodwill as a result of the acquisition of Bite Squad (in thousands):

Preliminary purchase price	$319,523
Less: fair value of net assets acquired	102,384
Total estimated goodwill	$217,139
Less: Bite Squad historical goodwill	37,131
Pro forma adjustment	$180,008

(D)	Reflects the adjustment to intangible assets to reflect the preliminary fair market value (in thousands):

Customer Relationships	$76,000
Trade name	3,500
Developed technology	27,500
Total (pro forma adjustment)	$107,000
(E)	Reflects reclassification of certain amounts in Bite Squad’s historical balance sheet to conform to the Company’s historical presentation. Adjustments were as follows (in thousands):
Original caption	Amount	New Caption
Settlements due from credit card processors	$2,819	Accounts receivable
Inventory	858	Other current assets
Loans receivable, net	1,656	Other noncurrent assets
Restaurant food liability	6,201	Other current liabilities
Accrued sales taxes	1,111	Other current liabilities
Convertible notes, net	8,042	Other current liabilities
Current portion of notes payable	1,519	Other current liabilities
Notes payable	3,090	Other noncurrent liabilities
Contingent consideration	432	Other noncurrent liabilities
Total members’ equity	34,078	Additional paid in capital

(F)	Reflects the elimination of Bite Squad’s historical members’ equity of $34.1 million.
(G)	Reflects settlement of Bite Squad’s historical debt that was repaid as part of the transaction.
(H)	Reflects adjustments of $7.5 million to cash and $4.0 million to other current liabilities for transaction costs incurred in relation to the acquisition of Bite Squad.
(I)

Reflects the removal of certain historical assets that were not acquired and liabilities that were not assumed as a result of the elimination of Bite Squad's variable interest due to the cancellation of an agreement upon closing of the acquisition of Bite Squad. Also reflects the elimination of a loan receivable that was settled in lieu of a cash payment as a result of the closing of the acquisition of Bite Squad.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2018 are as follows:

(AA)	Reflects the recognition of pre-combination activities of Landcadia, excluding nonrecurring transaction costs and interest income on the trust account.
(BB)	Elimination of interest expense on the convertible notes of Waitr.
(CC)	Elimination of the gain on the derivative related to the convertible notes of Waitr as well as the net gain related to the extinguishment of the Waitr convertible notes and line of credit.

(DD)	Reflects additional interest expense as a result of the Debt Financings, which were calculated based on the following terms:
	Term Loans	Notes
Principal Balance	$67.1 million	$60.0 million
Term	4 years	4 years
Interest Rate	7.125% per annum, paid quarterly in cash or as payment-in-kind	1.00% per annum, paid quarterly in cash
Due to allocated discounts, the effective interest rates for the Term Loans and the Notes were approximately 9.96% and 1.75%, respectively.

(EE)	Reflects additional compensation expense recorded as a result of the execution of employment agreements with certain members of the management team.
(FF)	Reflects the elimination of nonrecurring transaction costs incurred during the twelve months ended December 31, 2018 that are directly attributable to the business combinations.
(GG)	Reflects additional amortization expense as a result of an increase in fair market value of certain intangible assets (in thousands):
	Preliminary fair value	Remaining Useful Life in Years	Year Ended December 31, 2018 Amortization Expense
Customer Relationships	$76,000	7.5	$10,133
Trade name	3,500	3.0	1,167
Developed technology	27,500	4.0	6,875
Total (pro forma adjustment)	$107,000		$18,175
(HH)

Reflects incremental stock compensation expense as a result of the exchange of certain Waitr stock options for options of the post-combination company in connection with the Landcadia business combination.

4. Earnings per Share

Represents the net earnings per share calculated using the historical weighted average Waitr shares outstanding, and the issuance of additional shares in connection with the Landcadia business combination, the acquisition of Bite Squad, and the Debt Financings assuming the shares were outstanding as of January 1, 2018. As the Landcadia business combination, the acquisition of Bite Squad, the Debt Financings and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Landcadia business combination, the acquisition of Bite Squad, the Debt Financings and the related equity transactions have been outstanding for the entire period presented.

Twelve Months ended December 31, 2018
Pro Forma Loss Per Share – Basic and Diluted
Pro Forma Net Loss Attributable to Common Shareholders (in thousands)	$(50,301)
Pro Forma Shares Outstanding – Basic and Diluted	64,952,506
Pro Forma Loss Per Share – Basic and Diluted	$(0.77)

Pro Forma Shares Outstanding – Basic and Diluted
Landcadia Merger Consideration shares	22,831,697
Shares issued to Landcadia Founders in connection with financing	1,675,000
Common shares held by Landcadia shareholders	23,278,841
Landcadia Founder shares	6,250,000
Credit Agreement Amendment Shares	325,000
Bite Squad Merger Consideration shares	10,591,968
Pro Forma Shares Outstanding – Basic and Diluted	64,952,506